                                                                   EXHIBIT 99.2

               Basin Pipeline System, Rancho Pipeline System and
                      the Permian Basin Gathering System
                            Transportation Business
                     Audited Combined Financial Statements
                               December 31, 2001

                       Report of Independent Accountants

To the Board of Directors of
Plains All American GP LLC

    We have audited the accompanying combined balance sheet of the Basin Pipe Line System, Rancho Pipe Line System and the Permian Basin Gathering System Transportation Businesses (the Businesses) as of December 31, 2001, and the related combined statements of income and owner's net investment and of cash flows for the year then ended. These combined financial statements are the responsibility of the Businesses' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

    As described in Note 1, the accompanying combined financial statements were prepared for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission for inclusion in a Form 8-K to be filed in connection with the acquisition of the Businesses by Plains All American Pipeline, L.P.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Businesses at December 31, 2001, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

PricewaterhouseCoopers LLP

Houston, Texas
August 2, 2002

               Basin Pipeline System, Rancho Pipeline System and
                      the Permian Basin Gathering System

                            Transportation Business

                            Combined Balance Sheet

                               December 31, 2001

                                                      (dollars in
                                                      thousands)
                               Assets
               Current assets:
                Accounts receivable:
                  Trade..............................   $ 5,017
                  Reimbursement of expenses..........       858
                Allowance oil inventory..............    16,105
                Materials and supplies...............       545
                                                        -------
                                                         22,525
               Property and equipment, net...........    31,951
                                                        -------
                                                         54,476
                                                        =======
               Liabilities and Owner's Net Investment
               Current liabilities:
                Accounts payable--trade..............        48
                Payable to parent....................        86
                Environmental remediation............       998
                Property tax payable.................     1,208
                                                        -------
                                                          2,340
               Commitments and contingencies (Note 8)
               Noncurrent liabilities:
                Environmental remediation............       127
                                                        -------
                    Total liabilities................     2,467
               Owner's net investment................    52,009
                                                        -------
                                                        $54,476
                                                        =======


  The accompanying notes are an integral part of these financial statements.

               Basin Pipeline System, Rancho Pipeline System and
                      the Permian Basin Gathering System

                            Transportation Business

            Combined Statement of Income and Owner's Net Investment

                         Year Ended December 31, 2001

                                                       (dollars in
                                                       thousands)
             Revenues:
              Pipeline tariffs........................   $52,853
              Allowance oil...........................     6,144
              Other...................................       693
                                                         -------
                                                          59,690
                                                         -------
             Costs and expenses:
              Operating costs.........................    26,226
              General and administrative..............    16,571
              Depreciation............................     2,375
                                                         -------
                                                          45,172
                                                         -------
             Net income...............................    14,518
             Deemed distribution to parent............    (5,884)
             Owner's net investment, beginning of year    43,375
                                                         -------
             Owner's net investment, end of year......   $52,009
                                                         =======



  The accompanying notes are an integral part of these financial statements.

               Basin Pipeline System, Rancho Pipeline System and
                      the Permian Basin Gathering System

                            Transportation Business

                       Combined Statement of Cash Flows

                               December 31, 2001

                                                                                   (dollars in
                                                                                   thousands)
Cash flows provided by operating activities:
 Net income.......................................................................   $14,518
 Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation...................................................................     2,375
   Change in allowance oil inventory..............................................    (9,230)
   (Increase) decrease in working capital:
     Receivables..................................................................      (842)
     Inventories..................................................................       245
     Payables and accruals........................................................       658
   Environmental remediation liability--noncurrent................................        53
                                                                                     -------
       Net cash provided by operating activities..................................     7,777
Cash flows used for investing activities:
 Capital expenditures.............................................................    (1,893)
       Net cash used for investing activities.....................................    (1,893)
                                                                                     -------
Cash flows used for financing activities:.........................................
 Deemed distributions to parent company...........................................    (5,884)
       Net cash used for financing activities.....................................    (5,884)
Net increase in cash and cash equivalents.........................................        --
Cash and cash equivalents at beginning of period..................................        --
                                                                                     -------
Cash and cash equivalents at end of period........................................   $    --
                                                                                     =======


  The accompanying notes are an integral part of these financial statements.

               BASIN PIPELINE SYSTEM, RANCHO PIPELINE SYSTEM AND
                      THE PERMIAN BASIN GATHERING SYSTEM
                            TRANSPORTATION BUSINESS

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                               December 31, 2001

1.  Organization and Basis of Presentation

    The accompanying combined financial statements present, in conformity with accounting principles generally accepted in the United States of America, the combined assets, liabilities, revenues and expenses of the historical operations of the transportation businesses comprised of the Basin Pipeline System, the Rancho Pipeline System and the Permian Basin Gathering System (collectively the Businesses) owned by Equilon Enterprises LLC dba Shell Oil Products US and related entities (collectively referred to as Equilon). Throughout the period covered by the combined financial statements, Equilon owned and managed the Businesses' operations. Prior to 2002, Equilon was owned by Shell Oil Company and its consolidated subsidiaries (Shell Oil) with a 56 percent equity interest and Texaco Inc. and its consolidated subsidiaries (Texaco) with a 44 percent equity interest. In 2002, Shell acquired Texaco's equity interest. The accompanying combined financial statements do not include any adjustments related to push down accounting as a result of Shell Oil's acquisition and are prepared in accordance with SEC rules and regulations based on Equilon's historical accounting records.

    The Basin Pipeline System consists of all the partnership interests in Basin Pipeline Holdings LP which owns an undivided interest of approximately 85 percent in an approximately 514 mile crude oil pipeline from Jal, New Mexico to Cushing, Oklahoma. The Rancho Pipeline System consists of all the partnership interests in Rancho Pipeline Holdings LP which owns an undivided interest of approximately 55 percent in an approximately 445 mile crude oil pipeline from Mesa Station in McCamey, Texas to Houston, Texas. The Businesses are also the operator of the Basin Pipeline and Rancho Pipeline Systems. The Permian Basin Gathering System consists of various gathering pipelines and stations and real property located in western Texas. The combined financial statements include the Businesses' pro rata share of the assets, liabilities, revenues and expenses primarily since the undivided interests are not subject to joint control and the Businesses are only responsible for their pro rata share of direct costs.

    The accompanying combined financial statements are presented on a carve-out basis to include the historical operations of the Businesses owned by Equilon. In this context, no direct owner relationship existed among the various operations comprising the Businesses as described above. Accordingly, Equilon's net investment in the Businesses (owner's net investment) is shown in lieu of stockholder's equity in the combined financial statements.

    The combined statement of income and owner's net investment includes all revenues and costs directly attributable to the Businesses, including costs for facilities, functions and services used by the Businesses. The results of operations also include allocations, generally based on total payroll costs, of Equilon's general corporate expenses primarily related to corporate and regional payroll costs.

    Throughout the period covered by the combined financial statements, Equilon has provided cash management services to the Businesses through centralized treasury systems. As a result, all charges and cost allocations for the Businesses discussed above covered by such centralized treasury systems were deemed to have been paid by the Businesses to Equilon, in cash, during the period in which the cost was recorded in the combined financial statements.

               BASIN PIPELINE SYSTEM, RANCHO PIPELINE SYSTEM AND
                      THE PERMIAN BASIN GATHERING SYSTEM
                            TRANSPORTATION BUSINESS

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

                               December 31, 2001


    All of the allocations and estimates in the combined financial statements were based on assumptions that Equilon management believes were reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the Businesses had been operated as a separate entity. It is not practicable to estimate the costs and expenses that would have resulted on a stand-alone basis.

2.  Significant Accounting Policies

  Use of Estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosures of contingent assets and liabilities. Although management believes these estimates are reasonable, actual results could differ from those estimates.

  Revenue Recognition

    Revenues for the transportation of crude are recognized (1) based upon regulated tariff rates and the related transportation volumes and (2) when the delivery of crude is made to the shipper or another common carrier pipeline. Allowance oil revenue is recognized when the Businesses receive the allowance oil volumes which is valued at current market value. Any allowance oil sold is presented as a by-product and recorded in revenue net of the selling price and the cost of the inventory when initially recorded. The sale of allowance oil inventory was not material.

  Receivable for Reimbursement of Expenses

    The receivable for reimbursement of expenses relates to reimbursement from the other owners of the undivided interests discussed in Note 1 when the Businesses have paid expenses on their behalf.

  Property and Equipment

    Crude oil pipeline and gathering assets are carried at cost. Costs subject to depreciation are net of expected salvage values and depreciation is calculated on a straight-line basis over the estimated useful lives of the respective assets as follows:

                       Line pipe............. 20-25 years
                       Pump station equipment 20-25 years
                       Oil tanks............. 20-25 years
                       Buildings and other...  5-25 years

    Acquisitions and improvements are capitalized; maintenance and repairs are expensed as incurred.

               BASIN PIPELINE SYSTEM, RANCHO PIPELINE SYSTEM AND
                      THE PERMIAN BASIN GATHERING SYSTEM
                            TRANSPORTATION BUSINESS

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

                               December 31, 2001


  Impairment of Long-Lived Assets

    The carrying values of long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of any asset may not be recoverable. Recoverability of the carrying value of an asset is assessed by reference to an estimate of the asset's undiscounted future net cash flows. Measurement of any impairment would include a comparison of discounted estimated future net cash flows to the net carrying value of the related assets.

  Inventories

    Inventories consist of allowance oil held in pipelines and materials and supplies. Allowance oil is recorded when received at the current fair value based on a percentage, as specified in the published tariff document, of volume transported. Any transportation product gains or losses for measurement differences, evaporation or other reasons adjust the allowance oil and is recorded in operating costs. This inventory is valued at lower of cost or market with its cost determined using the average cost method based on the amount initially recorded.

    Materials and supplies are recorded at purchased costs using the average cost method and valued at lower of cost or market.

  Environmental Liabilities

    The Businesses accrue for environmental remediation liabilities when it is probable that such liabilities exist, based on past events or known conditions, and the amount of such liability can be reasonably estimated. If the Businesses can only estimate a range of probable liabilities, the minimum future undiscounted expenditure necessary to satisfy the Businesses' future obligation is accrued.

    The Businesses determine the appropriate amount of each obligation by considering all of the available data, including technical evaluations of the currently available facts, interpretation of existing laws and regulations, prior experience with similar sites and the estimated reliability of financial projections.

    The Businesses adjust the environmental liabilities, as required, based on the latest experience with similar sites, changes in environmental laws and regulations or their interpretation, development of new technology, or new information related to the extent of the Businesses' obligation. Other environmental expenditures, principally maintenance or preventive in nature, are expensed or capitalized as appropriate.

  Income Taxes

    The Businesses have not historically incurred income tax expense as the Businesses were included as part of Equilon, which, in accordance with the provisions of the Internal Revenue Code, is not subject to U.S. Federal income taxes. Rather, each partner includes its allocated share of the partnership's income or loss in its own federal and state income tax returns.

               BASIN PIPELINE SYSTEM, RANCHO PIPELINE SYSTEM AND
                      THE PERMIAN BASIN GATHERING SYSTEM
                            TRANSPORTATION BUSINESS

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

                               December 31, 2001


3.  Other Revenue

    Other revenue consists of a fixed fee received from third parties in connection with selling microwave frequencies and conversion to newer technologies. The microwave frequencies were used to transmit data related to the pipeline such as temperatures, pressure and volumes. The newer technologies relate to the use of various methods such as cellular and satellite systems. The costs incurred to convert to the newer technologies were not material.

4.  Property and Equipment

                                              Accumulated
                                       Cost   depreciation   Net
              -                      -------- ------------ -------
              Line pipe............. $ 81,254   $(64,698)  $16,556
              Oil tanks.............   11,414     (9,393)    2,021
              Pump station equipment   26,032    (14,492)   11,540
              Buildings.............    5,842     (4,369)    1,473
              Land..................      361                  361
                                     --------   --------   -------
                                     $124,903   $(92,952)  $31,951
                                     ========   ========   =======

5.  Related Party Transactions

    The Businesses have entered into transactions with Shell, Texaco and Equilon, including the affiliates of these companies. Such transactions are in the ordinary course of business and include the transportation of crude oil and petroleum products.

    The aggregate amounts of such transactions for the year ended December 31, 2001 were as follows:

                                              (dollars in
                                              thousands)
                      Pipeline tariff revenue   $24,935

    The accounts payable to parent primarily represents maintenance costs and general and administrative costs charged to the Businesses by the parent and its affiliates.

6.  Pension Plans and Other Postretirement Benefits

    Certain of the Businesses' employees participate in the Alliance Pension Plan (a defined benefit plan) and the Alliance Savings Plan (a defined contribution plan). Also, certain of the Businesses' employees participate in Equilon sponsored benefit plans that provide healthcare benefits. Such plans are unfunded, and the costs are shared by Equilon and its employees. The Businesses' allocated expense related to these plans was approximately $1.2 million during the year ended December 31, 2001.

               BASIN PIPELINE SYSTEM, RANCHO PIPELINE SYSTEM AND
                      THE PERMIAN BASIN GATHERING SYSTEM
                            TRANSPORTATION BUSINESS

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

                               December 31, 2001


7.  New Accounting Pronouncements

    In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 142 (Goodwill and Other Intangible Assets). This statement requires that goodwill no longer be amortized but should be tested for impairment at least on an annual basis. Other intangible assets are to be amortized over their useful life and reviewed for impairment in accordance with the provisions of SFAS No. 121 (Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed
of). Intangible assets with an indefinite useful life can no longer be amortized until its useful life becomes determinable. SFAS 142 is effective for fiscal years beginning after December 15, 2001, however, it does apply to any goodwill acquired in a business combination completed after June 30, 2001. The adoption of SFAS 142 did not have any impact to the Businesses.

    In August 2001, the FASB issued SFAS 143 (Accounting for Obligations Associated with the Retirement of Long-Lived Assets). This statement requires the following: (a) an existing legal obligation associated with the retirement of a tangible long-lived asset be recognized as a liability when incurred and the amount of the liability be initially measured at fair value, (b) an entity recognize subsequent changes in the liability that result from the passage of time and revisions in either the timing or amount of estimated cash flows, and
(c) upon initially recognizing a liability for an asset retirement obligation, an entity capitalize the cost by recognizing an increase in the carrying amount of the related long-lived asset. SFAS 143 will be effective for financial statements issued for fiscal years beginning after June 15, 2002. The Businesses are currently evaluating the effects of this pronouncement.

    In October 2001, the FASB issued SFAS 144 (Accounting for the Impairment or Disposal of Long-Lived Assets). This statement supersedes SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. The requirements of this statement provide that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. The scope of discontinued operations will be expanded to include all components of an entity with operations that can be distinguished from the rest of the entity and will be eliminated from the ongoing operations of the entity in a disposal transaction. The provisions of this statement are effective for fiscal years beginning after December 15, 2001. The adoption of SFAS 144 did not have a significant impact on the Businesses.

8.  Commitments and Contingencies

    The Businesses lease certain real property, equipment and operating facilities under various operating leases. The Businesses also incur costs associated with leased land, rights-of-way, permits and regulatory fees, the contracts for which generally extend beyond one year but can be cancelled at any time should they not be required for operations. Future noncancellable commitments related to these items at December 31, 2001 were not significant.

    Total lease expense incurred for 2001 was approximately $0.5 million.

               BASIN PIPELINE SYSTEM, RANCHO PIPELINE SYSTEM AND
                      THE PERMIAN BASIN GATHERING SYSTEM
                            TRANSPORTATION BUSINESS

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

                               December 31, 2001


    The Businesses are subject to possible loss contingencies including actions or claims based on environmental laws, federal regulations, and other matters. While it is impossible to ascertain the ultimate legal and financial liability with respect to many such contingent liabilities and commitments, the Businesses have accrued amounts (undiscounted) related to certain such liabilities where the outcome is deemed both probable and reasonably measurable.

    Similar to other companies in the crude oil transportation industry, the Businesses incur costs for preventive and corrective actions at facilities and those environmental costs of operations and remediation activities are accrued on a basis consistent with the accounting policy set forth in Note 2. The Businesses may be obligated to take remedial action as a result of the enactment of laws or the issuance of new regulations or to correct for the effects of the Businesses' actions on the environment. Most of the expenditures to fulfill these obligations relate to facilities where past operations followed practices and procedures that were considered appropriate under regulations, if any, existing at the time, but may now require investigatory or remedial work to adequately protect the environment or address new regulatory requirements. The Businesses have accrued $1.1 million at December 31, 2001 for planned environmental remediation activities, and this accrual, in management's opinion, is appropriate based on existing facts and circumstances. Expensed environmental costs were approximately $1 million for the year ended December 31, 2001.

9.  Subsequent Event

    Subsequent to December 31, 2001, Equilon entered into a purchase and sale agreement (the agreement) with Plains All American Pipeline, L.P. (PAA) to sell the Businesses for approximately $305 million in cash, excluding direct acquisition and other costs. The sale excluded crude oil held in inventory for shippers and allowance oil inventory held for Equilon and other working capital items and branding rights, trademarks and other similar property. The sale closed on August 1, 2002.